Peter F. Clark, Esq.
                            Associate General Counsel
                         Delmarva Power & Light Company
                                 800 King Street
                           Wilmington, Delaware 19899



                                                     February 23, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re:   Conectiv, Inc. (File No. 70-9069)

Ladies and Gentlemen:

     As Associate General Counsel for Delmarva Power and Light Company, a Delaware and Virginia corporation ("Delmarva"), I have acted as counsel to Delmarva and Conectiv, Inc., a Delaware corporation ("Conectiv"), with respect to Conectiv's application and declaration (the "Application") on Form U-1 to the Securities and Exchange Commission (the "Commission") in File No. 70-9069. The Application seeks the Commission's authorization under the Public Utility Holding Company Act of 1935, as amended (the "Act"), for a series of transactions (the "Transactions"). I am furnishing this opinion to you in connection with the Application.

     The Application seeks approval for the merger of Atlantic Energy, Inc. ("Atlantic") with and into Conectiv and the merger of DS Sub, Inc., a Delaware corporation and a subsidiary of Conectiv ("DS Sub"), with and into Delmarva. The Application also seeks approval for a number of related corporate actions, including:

          (i)   the acquisition by Conectiv of the gas properties of Delmarva;

          (ii) the continued operation of Delmarva as a combination gas and electric utility company;

          (iii) the acquisition by Conectiv of the nonutility activities, businesses and investments of Delmarva and Atlantic; and

          (iv) the designation of Conectiv Resource Partners, Inc. (sometimes referred to as "Support Conectiv") as a subsidiary service company under the Act.

     As counsel for Delmarva and Conectiv, I am familiar with the nature and character of the Transactions. I am a member of the bar of the State of Delaware, a state in which Delmarva, Conectiv and DS Sub are incorporated and in which Delmarva conducts most of its utility operations. I am also a member of the bar of the Commonwealth of Virginia, a state in which Delmarva also is incorporated and conducts utility operations. I am not a member of the bars of the State of Maryland, a state in which Delmarva conducts utility operations, or the Commonwealth of Pennsylvania, a state in which Delmarva owns electric generating and related transmission facilities, and do not hold myself out as an expert in the laws of such states, although I have consulted with counsel to Delmarva who are expert in such laws. For purposes of this opinion, I have relied on advice from counsel employed or retained by Delmarva who are members of the bar of the State of Maryland and the Commonwealth of Pennsylvania.

     In connection with this opinion, I have examined or caused to be examined, the Application and various exhibits thereto, the minutes of various meetings of the Boards of Directors of Delmarva, Conectiv and DS Sub, the laws of the States of Delaware and Maryland and of the Commonwealths of Virginia and Pennsylvania, the certificates of incorporation and bylaws of Delmarva, Conectiv and DS Sub and such other documents as I deem necessary for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon certificates of officers of Delmarva, Conectiv and DS Sub and other appropriate persons and statements contained in the Application and the exhibits thereto. I assume that the Boards of Directors of Delmarva, Conectiv and DS Sub and the officers and other representatives of Delmarva, Conectiv and DS Sub will take all future corporate actions necessary to authorize and implement the Transactions in accordance with any Commission under issued under the Act. I also assume that the Commission will issue an order under the Act as requested in the Application.

     The opinions expressed below in respect of the Transactions are subject to the following further assumptions and conditions:

          (a) The Transactions shall have been duly authorized and approved, to the extent required by the governing corporate documents and applicable state laws, by the Boards of Directors and shareholders of Conectiv, Delmarva, Atlantic and DS Sub and subsidiaries thereof;

          (b) All required approvals, authorizations, consents, certificates, and orders of, and all filings and registrations with, all applicable federal and state commissions and regulatory authorities with respect to the Transactions shall have been obtained or made, as the case may be, and shall remain in effect (including the approval and authorization of the Commission under the Act, the Federal Energy Regulatory Commission under the Federal Power Act, as amended, the Nuclear Regulatory Commission under the Atomic Energy Act, as amended, the Public Service Commission of the State of Delaware, the State Corporation Commission of the Commonwealth of Virginia, the Board of Public Utilities of the State of New Jersey, the Public Service Commission of the State of Maryland and the Public Utility Commission of the Commonwealth of Pennsylvania under the applicable laws of Delaware, Virginia, New Jersey, Maryland and Pennsylvania), and the Transactions shall have been accomplished in accordance with all such approvals, authorizations, consents, certificates, orders, filings and registrations;

          (c) The Commission shall have duly entered an appropriate order or orders with respect to the Transactions granting and permitting the Application to become effective under the Act and the rules and regulations thereunder;

          (d) The Registration Statements with respect to the shares of Conectiv Common Stock and Conectiv Class A Common Stock to be issued in connection with the Transactions shall have become effective pursuant to the Securities Act of 1933, as amended; no stop order shall have been entered with respect thereto; and the issuance of shares of Conectiv Common Stock and Conectiv Class A Common Stock in connection with the Transactions shall have been consummated in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder;

          (e) The solicitation of proxies from the stockholders of Delmarva and Atlantic with respect to the Transactions shall have been made in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

          (f) The parties shall have obtained all consents, waivers and releases, if any required for the transactions under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits; and

          (g) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed herein.

     Based upon the foregoing, I am of the opinion that, in the event that the proposed Transactions are consummated in accordance with the Application:

     1. All laws of the States of Delaware and Maryland and of the Commonwealths of Virginia and Pennsylvania applicable to the proposed Transactions will have been complied with;

     2. Delmarva, Conectiv and DS Sub are validly organized and duly existing;

     3. The shares of Conectiv Common Stock and Conectiv Class A Common Stock to be issued in connection with the Transactions will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Restated Certificate of Incorporation of Conectiv;

     4. Conectiv will legally acquire (a) the shares of common stock of Delmarva that it will be acquiring as a result of the merger of DS Sub with and into Delmarva and (b) the shares of common stock of Atlantic that it will be acquiring as a result of the merger of Atlantic with and into Conectiv, and Conectiv has legally acquired the shares of common stock of DS Sub issued to it in connection with the organization of DS Sub; and

     5. The consummation of the proposed Transactions will not violate the legal rights of the holders of any securities issued by Conectiv or any associate company of Conectiv.

     I hereby consent to the use of this opinion as an exhibit to the Application.



                                                     Very truly yours,

                                                     /s/ Peter F. Clark

                                                     Peter F. Clark